UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2014

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 38th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 26, 2014, Liquid Holdings Groups, Inc. (the “Company”) executed a Revolving Promissory Note with each of its two largest shareholders, Brian Ferdinand (who is also a director and officer of the Company) and Douglas J. Von Allmen (each, a “Note” and, collectively, the “Notes”). Under each Note, the Company is able to borrow, and the lender has committed to lend, up to a principal amount of $3,750,000 on a revolving basis ($7,500,000 in the aggregate under the Notes), with interest payable quarterly on any amounts borrowed at a rate of 4% per annum. Any amounts borrowed under the Notes are repayable at maturity on April 30, 2015 and are optionally repayable at any time without the payment of any premium or penalty. The Company will pay a commitment fee on any undrawn amounts at a rate per annum equal to 0.50%, payable quarterly. The Notes contain certain customary covenants, including covenants relating to the Company’s ability to incur indebtedness and make restricted payments, and provide for certain customary events of default. The Company may terminate the commitment under the Notes at any time.

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2014, the Company issued a press release regarding its financial results for the quarter and year ended December 31, 2013. A copy of the press release is being furnished as Exhibit 99.1 and is hereby incorporated herein by reference. The Company is making reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures is contained in the attached press release.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

On February 26, 2014, the Company executed the Notes with its two largest shareholders as described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

As previously announced, the Company’s Board of Directors (the “Board”) has set May 21, 2014 as the date for the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). The Board has now set April 1, 2014 as the record date for the Annual Meeting. The Annual Meeting will commence at 10:00 a.m. Eastern time on May 21, 2014 and will be held at the offices of the Company’s outside counsel, Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, NY 10166.

No stockholder proposals or nominations for election to the Board were received by the Secretary of the Company prior to the deadlines previously established.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Revolving Promissory Note, dated February 26, 2014, between Liquid Holdings Group, Inc. and Brian Ferdinand
10.2	Revolving Promissory Note, dated February 26, 2014, between Liquid Holdings Group, Inc. and Douglas J. Von Allmen
99.1	Press release dated February 27, 2014 issued by Liquid Holdings Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer
Date: February 27, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revolving Promissory Note, dated February 26, 2014, between Liquid Holdings Group, Inc. and Brian Ferdinand
10.2	Revolving Promissory Note, dated February 26, 2014, between Liquid Holdings Group, Inc. and Douglas J. Von Allmen
99.1	Press release dated December 23, 2013 issued by Liquid Holdings Group, Inc.